Exhibit 10.1

TECHNICAL AMENDMENT TO CREDIT AGREEMENT, dated as of September 23, 2022 (this “Technical Amendment”), between Waldencast Finco Limited, a private company incorporated under the laws of Jersey with registered number 143249 (the “Borrower”), and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined in this Technical Amendment shall have the meanings assigned to such terms in the Credit Agreement (as defined below).

WHEREAS, the Borrower, Waldencast Partners LP, the lenders from time to time party thereto and the Administrative Agent entered into that certain Credit Agreement, dated as of June 24, 2022 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; and as further amended by this Technical Amendment, the “Amended Credit Agreement”);

WHEREAS, pursuant to Section 9.02(f) of the Credit Agreement, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of the Credit Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to the Credit Agreement; and

WHEREAS, in reliance on the foregoing, the Borrower and the Administrative Agent agree to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS. On the date hereof, Section 2.10(a) of the Credit Agreement is hereby amended by deleting the first row under the Headings “Date” and “Amount” in the table set forth therein. For the avoidance of doubt, after giving effect to this Technical Amendment, the first row under such headings shall be “September 30, 2022” and “1.25%”, respectively.

SECTION 2. CONTINUING EFFECT; NO NOVATION. Except as expressly amended, waived or modified hereby, the Loan Documents shall continue to be and shall remain in full force and effect in accordance with their respective terms. This Technical Amendment shall not constitute an amendment, waiver or modification of any provision of any Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or modification of any action on the part of the Borrower or the other Loan Parties that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein, or be construed to indicate the willingness of the Administrative Agent or the Lenders to further amend, waive or modify any provision of any Loan Document amended, waived or modified hereby for any other period, circumstance or event. Except as expressly modified by this Technical Amendment, Loan Documents are ratified and confirmed and are, and shall continue to be, in full force and effect in accordance with their respective terms. Except as expressly set forth herein, each Lender and the Administrative Agent reserves all of its rights, remedies, powers and privileges under the Credit Agreement, the other Loan Documents, applicable law and/or equity. Any reference to “this Agreement” in the Credit Agreement or the “Credit Agreement” in any Loan Document or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Technical Amendment and the term “Loan Documents” in the Amended Credit Agreement and the other Loan Documents shall include this Technical Amendment. Neither this Technical Amendment nor the execution, delivery or effectiveness of this Technical Amendment shall extinguish the obligations outstanding under the Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Technical Amendment, the Amended Credit Agreement, the Collateral Documents, the other Loan Documents or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of any of Borrower or any other Loan Party from any of its obligations and liabilities as a “Borrower,” “Parent Guarantor,” “Guarantor,” or “Loan Party,” under the Credit Agreement or any other Loan Document. Each of the Credit Agreement, the Collateral Documents and the other Loan Documents shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or in connection herewith.

SECTION 3. GOVERNING LAW. THIS TECHNICAL AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 4. ENTIRE AGREEMENT. This Technical Amendment, the Amended Credit Agreement and the other Loan Documents represent the entire agreement of the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, any other Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Amended Credit Agreement or the other Loan Documents.

SECTION 5. EFFECTIVENESS; LOAN DOCUMENT. This Technical Amendment shall become effective when it shall have been executed by the Borrower and the Administrative Agent. This Technical Amendment is a Loan Document and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Amended Credit Agreement.

SECTION 6. COUNTERPARTS. This Technical Amendment may be signed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall be an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Technical Amendment that is an Electronic Signature transmitted by emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Technical Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Technical Amendment, any document to be signed in connection herewith and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper based recordkeeping system, as the case may be; provided that, nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided further that, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the other Loan Parties, Electronic Signatures transmitted by emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Technical Amendment shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Technical Amendment in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Technical Amendment based solely on the lack of paper original copies of this Technical Amendment, including with respect to any signature pages thereto and (iv) waives any claim against any Lender Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 7. HEADINGS. Section headings used in this Technical Amendment are for convenience of reference only, are not part of this Technical Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Technical Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Technical Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

WALDENCAST FINCO LIMITED,
as the Borrower

By:	/s/ Michel Brousset
Name:	Michel Brousset
Title:	Chief Executive Officer and Principal Financial Officer

[Technical Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent

By:	/s/ Jeffrey C Miller
Name:	Jeffrey C Miller
Title:	Managing Director

[Technical Amendment to Credit Agreement]

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